UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2006 (June 23, 2006)

THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 23, 2006, Hertz Global Holdings, Inc. (“Hertz Holdings”), the indirect parent company of The Hertz Corporation (“Hertz”), received a commitment from a group of financial institutions, consisting of Deutsche Bank, Lehman Brothers, Merrill Lynch, Goldman Sachs, JPMorgan Chase and Morgan Stanley or affiliates thereof, to provide and arrange debt financing of up to $1.0 billion for the purpose of paying a dividend to Hertz Holdings’ stockholders and related fees and expenses. It is expected that under the terms of the financing, Hertz Holdings under some circumstances will have the option to pay interest in cash or in kind, and under other circumstances will be required to pay some or all interest in cash but only to the extent that funds are available by way of dividend from Hertz to do so, and otherwise may be permitted to defer cash interest payments or pay interest in kind. The commitment is not subject to receipt of any consent or approval from any group of Hertz’s lenders. The execution of documentation and completion of the financing is subject, among other things, to approval of the board of directors of Hertz Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Paul J. Siracusa
Name:	Paul J. Siracusa
Title:	Executive Vice President and Chief Financial Officer

Date:  June 23, 2006